LICENSE AGREEMENT


     AGREEMENT (the "Agreement") made this 28th day of March, 1997 (the "Effective Date"), by and between Nestor, Inc. a Delaware corporation having a place of business at One Richmond Square, Providence, RI 02906 ("Nestor"), and Total System Services, Inc., a Georgia corporation, having a place of business at 1200 6th Avenue, Columbus, Georgia 31901 ("Licensee" and together with Nestor, the "Parties" and each singularly a "Party").

                          WITNESSETH:

     WHEREAS  Nestor  has  developed  certain  computer  software
technology   capable  of  various  applications  (any   of   such
technology as from time to time delivered to Licensee pursuant to this Agreement as software, the "Nestor Software"); and

     WHEREAS Licensee wishes to acquire a non-exclusive limited license to use the Nestor Software as developed for such applications as the Parties may hereafter agree;

     NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

I.  Grant of License, Maintenance and Related Matters.

     A. During the term of this Agreement, Licensee may request Nestor to develop an application for the Nestor Software. Any such development shall be subject to agreement by the Parties on the terms and conditions therefor, such agreement to be evidenced by execution and delivery by both Parties of an addendum to this Agreement in the form attached (an "Addendum"). Each Addendum to this Agreement shall only apply to the application set forth therein and no terms and conditions set forth in one Addendum shall apply to another Addendum unless such second Addendum expressly so provides.

     B. Subject to the provisions of this Agreement and to agreement in advance by the Parties on the applicable Addendum, Nestor hereby grants to Licensee, and Licensee accepts, a nontransferable (subject to the terms herein) and non-exclusive license (the "License") to use the Nestor Software. Licensee and its Affiliates may use the Nestor Software only for internal use purposes and to provide services to Affiliates and to third party customers of Licensee or any of its Affiliates anywhere in the world. Licensee and its Affiliates may permit third party customers of Licensee or any of its Affiliates to make data requests to, and receive data reports from, the Nestor Software through remote user interfaces. The Nestor Software must be used by Licensee or an Affiliate only on computer equipment located in a facility in the United States or Canada, and the facility must be controlled by Licensee or one of its Affiliates. Each Affiliate that uses the Nestor Software must execute a counterpart copy of this Agreement, and Licensee will be jointly and severally liable for any breach of this Agreement by the Affiliate using the Nestor Software. "Affiliate" means an entity in which Licensee owns [SEEKING CONFIDENTIAL TREATMENT] ******* ******************* or more of the outstanding equity interests. Licensee may not duplicate any copy of the Nestor Software, except that Licensee may make a reasonable number of copies necessary for the purposes of this Agreement, provided it reproduces and includes on all such copies all Nestor proprietary notices. Notwithstanding anything that may be to the contrary in this Agreement or any Addendum, neither this Agreement nor any Addendum is intended to or shall convey to Licensee any rights in and to the Nestor Software other than a license to use it. All rights not expressly granted to Licensee are reserved by Nestor.

     C. If Licensee wishes to acquire the right for Licensee (or its Affiliates) to use the Nestor Software on computer equipment located outside of the United States or Canada, it may notify Nestor in writing, and Nestor and the Licensee will enter into good faith negotiations concerning the pricing terms that would apply to that use. Licensee's use of the Nestor Software will be subject to the mutually agreed pricing terms, the terms and conditions of this Agreement (other than pricing terms included in applicable Addenda), and any mutually agreed additional terms and conditions which are appropriate under the circumstances (including appropriate modifications to Nestor's maintenance obligations under Paragraph I F needed to reflect logistical considerations in supporting software outside of the United States and Canada). Nestor agrees that it will not grant any rights to any third party inconsistent with Licensee's rights under this paragraph.

     D. Except as provided in this subparagraph I.D, the License includes the Nestor Software in object code only and does not include source code ("source code" is a computer program or any part thereof in human-readable form; "object code" is a computer program restricted in its entirety to machine-executable instructions). If and to the extent Nestor elects to deliver Licensee any portion of the Nestor Software in source code (the "Nestor Software Source Code"), such delivery will be indicated in the applicable Addendum and Nestor hereby grants to Licensee, and Licensee accepts, a personal, nontransferable and non-exclusive license, subject to the provisions of this Agreement (such license to be included in the "License"), but only:

          1. to use the Nestor Software Source Code for the purposes specified in the applicable Addendum, without disclosing the software to any third party (other than a consultant that provides services to Licensee as necessary to permit Licensee to use the Nestor Software and the Nestor Software Source Code as provided in this Agreement and that has first executed a confidentiality agreement as required under Paragraph V.C); and

          2. to compile the resulting software to the extent necessary to create a copy thereof in object code form only; and

          3.  to  use  the  resulting object code  for  any  use
               Licensee may make of the Nestor Software as provided in Paragraph I B of this Agreement.

If and to the extent Nestor elects not to deliver to Licensee any portion of the Nestor Software Source Code prior to execution of the applicable Addendum, Nestor shall duly execute and deliver the Escrow Agreement in the form attached as Exhibit A (the "Escrow Agreement"). Nestor must deliver to the escrow agent named therein a complete master, reproducible copy of the Nestor Software Source Code, including but not limited to any compile/link scripts, program comments, installation scripts and other documentation necessary to recompile such source code into the object code of the Nestor Software, within ten business days following the date on which Nestor receives written notice from Licensee that Licensee is using the Nestor Software in commercial operations. Nestor shall promptly update the Nestor Software Source Code in escrow to reflect all revisions, modifications and enhancements to the Nestor Software that are provided to Licensee pursuant to this Agreement. If Nestor (1) materially fails to respond to any Level A Error as required under Paragraph 1.F, or
(2) materially fails to respond to Level B Errors on a recurring basis, resulting in a material impairment of Licensee's use of the Nestor Software, then the Nestor Software Source Code will be delivered to Licensee in accordance with, and subject to the terms of, the Escrow Agreement, and Nestor hereby grants to Licensee a perpetual, non-exclusive, worldwide, royalty free license to use and modify the Nestor Software Source Code solely in connection with the performance of Nestor's maintenance obligations under this Agreement, without disclosing the Nestor Software Source Code to any third party (other than a consultant that provides services to Licensee as necessary to permit Licensee to use the Nestor Software and the Nestor Software Source Code as provided under this Agreement and that has first executed a confidentiality agreement as required under Paragraph V.C). Licensee shall pay all costs and expenses arising out of or related to the Escrow Agreement. The failure of Licensee to pay all such costs and expenses shall result in termination of the Escrow Agreement.

Licensee shall not (except as expressly permitted in this subparagraph I.D), (i) have any right to use, sublicense, copy, create derivative works from, rent, lease, assign or transfer any Nestor Software Source Code or (ii) disclose or in any way disseminate to any third party any part of the Nestor Software in source code form. The Nestor Software Source Code shall be used by Licensee solely in the United States. If Licensee obtains the Nestor Software Source Code pursuant to the Escrow Agreement, then Nestor will have no further obligation to furnish maintenance and support under Paragraph 1.F of this Agreement.

     E. If and to the extent the Nestor Software requires the use of software belonging to third-parties (the "Third-Party Software"), such Third-Party Software is not included in the License. Unless otherwise agreed by the Parties, within thirty
(30) days prior to execution of any Addendum Nestor shall deliver to Licensee a list of all such Third-Party Software which is required as of the date of the Addendum. Licensee shall license all such Third-Party Software directly from the third party and Nestor shall have no obligation or liability to Licensee therefor.

     F. During the term of this Agreement, Nestor will furnish as soon as practicable any error corrections or updates (minor revisions to the Nestor Software that do not add material features or functionality) to the Nestor Software in the same manner in which Nestor furnishes such error corrections and updates to its maintenance and support customers generally, at no charge to Licensee, and will provide such other maintenance and consulting on the Nestor Software as set forth in the applicable Addendum subject to the provisions of this Paragraph below. If Nestor makes any enhancements to the Nestor Software (changes to the Nestor Software that add material features or functionality), Nestor will furnish such enhancements to Licensee, ************, [SEEKING CONFIDENTIAL TREATMENT]*********************************
*************** if Nestor makes such enhancements generally available to its other maintenance and support customers. All error corrections, updates and enhancements furnished to Licensee shall be deemed licensed under and subject to the terms and conditions of this Agreement. Nestor shall not be required to furnish error corrections or updates to Licensee if (i) the Nestor Software is used on an operating or hardware system that Nestor does not generally support, (ii) the updates are developed by Nestor specifically for a third party and are not made generally available to Nestor's other maintenance and support customers, or (iii) Nestor is legally prohibited from delivering or licensing the updates to Licensee. If Nestor elects to produce any additional documentation for the Nestor Software after the date hereof, Nestor will furnish copies thereof to Licensee as part of the maintenance services to be provided by Nestor (though it is understood that Nestor is under no obligation to produce any additional documentation after the date of this Agreement, except as provided in any Addendum).

     If Licensee specifically requests any enhancements to the Nestor Software, Nestor, at its election (not to be unreasonably denied), will make such enhancements and Nestor will be entitled to receive time and materials incurred in connection with the preparation of such requested enhancements, at Nestor's standard hourly rate, [SEEKING CONFIDENTIAL TREATMENT]******************* *****. If Licensee makes a written request for any such enhancements, Nestor will provide a written, non-binding estimate of the time and expense required to effect such enhancement, and will deliver such estimate to Licensee within a reasonable period of time (not to exceed fourteen (14) days following receipt of Licensee's request). If Licensee accepts such proposal, Nestor will furnish the requested enhancements within a mutually agreed time frame.

     In staffing the effort to correct Level A and Level B Errors (as defined below), and generally providing support services to Licensee, Nestor will make technical personnel available to Licensee 24 hours per day, 7 days per week, 52 weeks per year by telephone and/or pager. In the event of the existence of an error in the Nestor Software which completely prevents the Nestor Software from operating (a "Level A Error"), Nestor will immediately commence efforts to correct such error. Such efforts shall include, but are not limited to, establishing remote access capabilities and making its technical personnel available to Licensee within [SEEKING CONFIDENTIAL TREATMENT]************** ******* following a Level A Error service call placed to Nestor's designated emergency telephone number or its designated employee's home or pager number. In the event of an error in the Nestor Software which does not completely prevent the Nestor Software from operating but which materially and adversely affects the operation of the Nestor Software (a "Level B Error"), Nestor will commence efforts to correct such error as soon as commercially practicable. Such efforts shall include, but are not limited to, establishing remote access capabilities and making its technical personnel available to Licensee within [SEEKING CONFIDENTIAL TREATMENT]****************** following a Level B Error service call placed to Nestor's designated emergency telephone number or its designated employee's home or pager number. Within [SEEKING CONFIDENTIAL TREATMENT]*********** ****** following a Level A Error service call and within [SEEKING CONFIDENTIAL TREATMENT]********************* following a Level B Error service call, Nestor will provide Licensee with a written diagnosis and analysis regarding the error, including, but not limited to, their determination of whether error correction will be by remote access or on site at Licensee's location and an estimate of the length of time in which such error will be corrected. In the event a determination is made that error correction will be made on site at Licensee's location, Nestor will immediately dispatch (on the next available airplane), its technical personnel to Licensee's location. Nestor will correct errors other than Level A or Level B Errors in the ordinary course (for example, through normal updates released in ordinary course).

II.  Installation,  Royalty  Rate,  Payment  and   Related
     Matters.

     A. Nestor agrees to use its best efforts to install any application of the Nestor Software on Licensee's system in accordance with the timetable set forth in an applicable Addendum, but installation and installation dates are not guaranteed. Licensee understands that a Nestor Software installation requires Licensee's cooperation and compliance with Nestor's reasonable instructions and access by Nestor to Licensee's premises and system; and Licensee agrees to provide all of the foregoing to Nestor.

     B. Licensee shall pay (in U.S. dollars) to Nestor during the term of this Agreement royalties and/or fees at the rates set forth in an applicable Addendum. Except as expressly provided in
this  Agreement, no payment shall be subject to  a  refund.   Any
undisputed amount not paid when due shall bear interest at the lower of one and one half (1 1/2%) percent per month or the maximum
rate  allowed  by  law.   In  the event  Nestor  is  required  to
institute an action to collect any such amount, it will be entitled to reimbursement by Licensee of its reasonable expenses so incurred (including attorneys' fees).

     C. All shipments by Nestor to Licensee shall be F.O.B. Nestor's place of business. Royalties do not include shipping, insurance and other similar charges, for all of which Licensee shall be responsible. Licensee shall be liable and responsible for the reporting and payment of all taxes and duties (except income taxes accrued against Nestor) arising from this Agreement and shall indemnify and hold Nestor harmless from any failure of Licensee to do so.

     D. Licensee will keep such records as will enable the royalties payable hereunder to be accurately determined by Nestor. Such records will be retained by Licensee and made available to auditors selected by Nestor for examination at the request and at the expense of Nestor during reasonable business hours at the offices of Licensee set forth in the preamble to this Agreement for a period of at least two (2) years after the end of the calendar year in which [SEEKING CONFIDENTIAL TREATMENT]********************************** to which the records relate occurred. Auditors selected by Nestor must be affiliated with a "Big Six" accounting firm that is not utilized by [SEEKING CONFIDENTIAL TREATMENT] ****************** (or any successor to that company). Such auditors must execute confidentiality agreements having the same force and effect as required by Paragraph V(B) of this Agreement. Nestor may conduct audits of Licensee's records no more than once annually. Within twenty
(20) days after the end of each month during the term of this Agreement, Licensee shall deliver to Nestor a statement, certified by a duly authorized officer of Licensee, setting forth the royalties due for such month together with the data upon which such royalties have been calculated. Licensee shall reimburse Nestor for the costs of any audit and the immediately following audit if an audit determines that any such statement is understated by more than [SEEKING CONFIDENTIAL TREATMENT]****** ************. Nestor may immediately terminate this Agreement if any two consecutive audits determine that such statements were understated by more than [SEEKING CONFIDENTIAL TREATMENT]****** *************. Except as otherwise provided in the applicable Addendum, payment of royalties each month during the term of this Agreement shall be made by Licensee no later than the earlier of forty (40) days after the end of the month in which the transaction occurred or thirty (30) days following receipt by Licensee of payment from its customers. All other charges will be due within thirty (30) days following receipt of invoice therefor. To the extent Licensee overcharges any of its customers and overpays the amount of royalties due to Nestor, such overpayment to Nestor will be credited against the amount of royalties payable to Nestor the month following the month in which such overpayment is discovered. Any credit made to the royalties payable to Nestor pursuant to the preceding sentence must be made within two (2) years following the date of any overpayment to Nestor, if at all.

III. Third-party  Claims  and  Actions;  Infringements  and
     Unauthorized Use.

     A. Provided that Licensee notifies Nestor in writing of any claim or action in which it is alleged that the Nestor Software infringes a United States issued patent, copyright, trade secret, or trademark ("Infringement Action") within ten
(10) days following the date on which Licensee received notice and/or knowledge thereof (but in any event as soon as practicable) and Licensee, at Nestor's cost, fully cooperates with Nestor in settlement or defense of any Infringement Action, Nestor shall take sole control of the settlement of any Infringement Action and the defense of any litigation resulting solely therefrom and shall be responsible for, and indemnify Licensee from, the costs (including reasonable attorneys fees), losses (excluding lost profits) and expenses of any Infringement Action and the payment of any settlement or judgement arising out of the Infringement Action. Notwithstanding the foregoing, Licensee's right to indemnification as provided in this Paragraph III A shall not be affected by any failure of Licensee to give Nestor notice of an Infringement Action if such failure to provide notice does not materially affect Nestor's ability to settle or defend any such action. If the use by Licensee of the Nestor Software is enjoined, either (a) on an interim or temporary basis, but then only thirty (30) days after Nestor has had an opportunity to contest such order and has failed or exhausted its right to do so or (b) as a final result of any such action, Nestor shall, at its option either (i) replace such parts of the Nestor Software as have been enjoined (provided the functionality thereof is not materially altered), or (ii) procure a license for Licensee to use same, or (iii) in addition to any amounts that Nestor is required to indemnify under the first sentence of this Paragraph III.A, reimburse Licensee an amount equal to the loss, costs and expenses (including additional software license fees) incurred by Licensee in obtaining replacement software to replace the infringing Nestor Software for the remainder of the initial term of this Agreement, up to an amount not to exceed the lesser of (1) the aggregate amount of royalties paid to Nestor under this Agreement, minus [SEEKING CONFIDENTIAL TREATMENT]********** (except that if Nestor has received less than [SEEKING CONFIDENTIAL TREATMENT] *********, then an amount equal to $0), or (2) [SEEKING CONFIDENTIAL TREATMENT] *****************. Licensee shall permit Nestor to replace any portion of the Nestor Software Nestor deems desirable (provided the functionality thereof is not materially altered). Nestor assumes no obligation or liability for and will not indemnify Licensee from any expenses, damages, costs (including reasonable attorneys' fees) or losses resulting from any claim or action arising from or relating to (i) the use of the Nestor Software in combination with any other product (unless Third Party Software or provided by Nestor), (ii) any modification of the Nestor Software (unless made by Nestor), (iii) the breach by Licensee of any of its agreements, warranties or duties contained in this Agreement, (iv) any actions or claims of trademark infringement involving any marking or branding used in connection with the Nestor Software which was not approved or applied by Nestor. This Paragraph III.A. states the entire liability and obligation of Nestor and the exclusive remedy of Licensee with respect to any actions or claims of alleged infringement relating to or arising out of the subject matter of this Agreement.

     B. Licensee shall immediately notify Nestor (with full particulars) of any possible infringers or unauthorized users of the Nestor Software of which Licensee obtains knowledge. Nestor, in its sole discretion, shall determine what steps, if any, are to be taken with respect to any infringement or unauthorized use of the Nestor Software and any damages recovered shall be payable solely to Nestor. Licensee agrees to fully cooperate with Nestor, at Nestor's expense, in all stages of any such action. In no event shall Nestor be obligated hereunder to commence legal proceedings. Licensee shall not undertake any legal action or other steps of any kind to prevent or restrain any such infringement or unauthorized use or collect damages resulting therefrom without Nestor's advance written permission.


IV.     Warranties and Covenants.

     A. Each Party warrants that this Agreement has been duly and validly authorized and executed by it and is its valid and binding obligations.

     B. Nestor warrants that it knows of no claim that the Nestor Software infringes any United States issued patent, copyright, trademark, trade secret or other intellectual property right.

     C.   Nestor  warrants  that the Nestor  Software  does  not
include   any  encryption  devices  that  are  subject   to   the
International Trade and Arms Regulations.

     D. Nestor warrants that it has not and will not enter any agreement that conflicts with, restricts or prohibits Licensee's right to use the Nestor Software in accordance with this Agreement, whether inside or outside the United States.

     E. Nestor shall maintain in force at all times during the term of this Agreement the following bonds and other insurance.
Such insurance ("Insurance Coverage") shall be written for not less than the following limits:

          1.  Worker's Compensation Statutory Limits

          2.  Liability Insurance

               (1)  Bodily   Injury  -  not  less  than  [SEEKING
                    CONFIDENTIAL  TREATMENT]  *************   for
                    each occurrence.

               (2)  Property  damage  -  not less  than  [SEEKING
                    CONFIDENTIAL TREATMENT] ************ due to any one occurrence.

               (3)  Bond   Coverage  -  not  less  than  [SEEKING
                    CONFIDENTIAL  TREATMENT] **************   for
                    each occurrence.

          3.  Motor Vehicle Insurance shall be provided for  not
               less   than   [SEEKING  CONFIDENTIAL  TREATMENT]**
               *********** for any occurrence involving bodily injury and/or property damage.

          4.  Umbrella   Coverage   of   [SEEKING   CONFIDENTIAL
               TREATMENT] ******************* for any occurrence.

          Upon  execution  of  this Agreement and  thereafter  at
          least   annually,  Nestor  shall  provide  Licensee   a
          certificate   of   insurance   evidencing   the   above
          coverages.

     F. NESTOR WARRANTS THAT THE NESTOR SOFTWARE WILL BE OPERATIONAL AND AVAILABLE TO LICENSEE'S CUSTOMERS [SEEKING CONFIDENTIAL TREATMENT] ******* OF THE TIME BASED ON A STANDARD OF TWENTY-FOUR HOURS PER DAY, SEVEN DAYS PER WEEK, FIFTY TWO WEEKS PER YEAR (IT BEING UNDERSTOOD AND AGREED THAT THIS WARRANTY WILL NOT BE BREACHED IF THE NESTOR SOFTWARE IS UNAVAILABLE BUT
THE NESTOR SOFTWARE IS NOT A PRINCIPAL CAUSE OF THE UNAVAILABILITY). NESTOR FURTHER WARRANTS THAT, NO LATER THAN JUNE 30, 1998, THE NESTOR SOFTWARE WILL BE YEAR 2000 COMPLIANT AND WILL OPERATE IN THE SAME MANNER WITH YEAR DATES OF 2000 AND BEYOND AS IT OPERATED WITH YEAR DATES OF 1900 AND BEYOND, ASSUMING THAT DATA INPUT TO THE NESTOR SOFTWARE IS IN MUTUALLY AGREED FORMATS. THE PARTIES WILL COOPERATE AND USE GOOD FAITH EFFORTS TO MUTUALLY AGREE UPON AND DEFINE THE REQUIRED DATA
FORMATS  TO  BE  USED  WITH  THE  NESTOR  SOFTWARE,  AS  SOON  AS
PRACTICABLE (AND IN ALL EVENTS PRIOR TO JANUARY 1, 1998). IF THE NESTOR SOFTWARE IS NOT YEAR 2000 COMPLIANT BY JUNE 30, 1998, LICENSEE WILL HAVE THE RIGHT, AT NESTOR'S SOLE COST AND EXPENSE, TO OBTAIN THE NESTOR SOFTWARE SOURCE CODE AND CORRECT OR HAVE A THIRD PARTY CORRECT THE NESTOR SOFTWARE SUCH THAT IT IS YEAR 2000 COMPLIANT. AS LICENSEE'S EXCLUSIVE REMEDY FOR ANY MATERIAL DEFECT IN THE NESTOR SOFTWARE, NESTOR SHALL CORRECT OR CURE ANY SUCH MATERIAL DEFECT. IN THE EVENT NESTOR IS UNABLE TO CURE OR CORRECT SUCH NONCONFORMITY OR DEFECT AFTER IT HAS HAD A REASONABLE OPPORTUNITY TO DO SO, LICENSEE'S EXCLUSIVE REMEDY SHALL BE REIMBURSEMENT OF AN AMOUNT EQUAL TO THE LOSS, COST AND EXPENSES (INCLUDING ADDITIONAL SOFTWARE LICENSE FEES) INCURRED BY LICENSEE IN OBTAINING REPLACEMENT SOFTWARE TO REPLACE THE DEFECTIVE NESTOR SOFTWARE FOR THE REMAINDER OF THE INITIAL TERM OF THIS AGREEMENT, UP TO AN AMOUNT NOT TO EXCEED THE LESSER OF
(1) THE AGGREGATE AMOUNT OF ROYALTIES PAID TO NESTOR UNDER THIS AGREEMENT, MINUS [SEEKING CONFIDENTIAL TREATMENT]************ (EXCEPT THAT IF NESTOR HAS RECEIVED LESS THAN [SEEKING CONFIDENTIAL TREATMENT] *********, THE AMOUNT WILL BE $0), OR (2) [SEEKING CONFIDENTIAL TREATMENT] ***********. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NESTOR EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OR GUARANTEES OF ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR
PURPOSE. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS PARAGRAPH, NESTOR SHALL REMAIN RESPONSIBLE FOR ITS INDEMNIFICATION OBLIGATIONS SET FORTH IN PARAGRAPH III.



     G. REGARDLESS OF WHETHER ANY REMEDY HEREIN FAILS OF ITS ESSENTIAL PURPOSE, IN NO EVENT WILL NESTOR OR LICENSEE BE LIABLE FOR ANY INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT OR
CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT, THE NESTOR SOFTWARE OR THE USE OF THE SAME (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOST INFORMATION, LOST SAVINGS, LOST PROFITS OR BUSINESS INTERRUPTION), EVEN IF NESTOR OR LICENSEE HAS BEEN INFORMED, IS AWARE, OR SHOULD BE OR HAVE BEEN AWARE, OF THE POSSIBILITY OF SUCH DAMAGES. THE SOLE REMEDY FOR ANY DISK OR OTHER MACHINE READABLE MATERIAL SUPPLIED BY NESTOR WHICH IS PHYSICALLY DEFECTIVE SHALL BE, AT NESTOR'S OPTION, REPLACEMENT OF SUCH DISK OR MATERIAL OR REFUND OF THE ROYALTY PAID TO NESTOR RELATING TO SUCH DISK OR MATERIAL. IN NO EVENT WILL NESTOR BE LIABLE IN DAMAGES OR OTHERWISE IN EXCESS OF THE ROYALTIES RECEIVED BY NESTOR FROM LICENSEE UNDER THIS AGREEMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS PARAGRAPH, THE LIMITATIONS OF LIABILITY HEREIN SHALL NOT APPLY TO THE INDEMNIFICATION PROVIDED IN PARAGRAPH III.A., OR TO DAMAGES ARISING OUT OF NESTOR'S OR LICENSEE'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

     H. Licensee further understands, agrees and/or warrants that:

          1.  it   does   not  intend  to  and  will  not   use,
               disseminate or transfer in any way the Nestor Software in violation of any applicable law, rule or regulation of the United States, or any State of the United States or any foreign country of applicable jurisdiction (including without limitation any United States law, rule or regulation relating to technology export or transfer) and it will obtain at its own cost any required export licenses;

          2. it has all legal right and authority to conduct its activities as contemplated by this Agreement;

          3. this Agreement is a license agreement only, not an agreement for the sale of any copy of the Nestor Software, and Licensee obtains no rights in or to the Nestor Software other than the limited right to use it granted by the License and no right
               (except as expressly provided in this Agreement) to create derivative works from, rent, lease, assign, sublicense, transfer or otherwise use or copy the Nestor Software is granted either expressly by implication or otherwise;

          4. it will not intentionally infringe the copyright or other proprietary rights in the Nestor Software nor permit others to do so and it is, except as permitted hereunder, to the maximum extent permitted by law, prohibited from modifying, dissembling, decompiling, or "reverse engineering" any part of the Nestor Software;

          5. Licensee assumes all responsibility and liability for the selection of the Nestor Software to achieve the results intended and for use of and results obtained from the Nestor Software (except as provided in Paragraphs IIIA and IIIC);

          6.  it   is  solely  responsible  for  warranting  any
               services it supplies to others for which it uses the Nestor Software and liable for any warranty (either express, implied or otherwise) claims resulting therefrom; and

          7. it is solely responsible for all expenses incurred by it in its performance of this Agreement.

V.  Confidentiality,  Ownership  of  Discoveries   and   Related
    Matters.

     A. Each Party (the "Receiving Party") agrees, acknowledges and covenants that certain of the data and/or information (whether oral, written or in machine-readable form) disclosed to it by the other Party (the "Disclosing Party") pursuant to or as contemplated by the provisions of this Agreement contains valuable trade secrets and other proprietary information (the "Disclosing Party Confidential Information"); and that unauthorized use or disclosure of such Disclosing Party Confidential Information could irreparably injure the Disclosing Party, which injury cannot be remedied solely by the payment of money damages.

     B.   As used in this Paragraph V, the term Disclosing Party
Confidential Information means the following:

          1. if disclosed by Licensee to Nestor, (1) all data and other information supplied to Licensee by its customers (including without limitation all credit card transaction, authorization, and account data); (2) all information concerning Licensee's customers (including without limitation the identity of such customers as customers of Licensee and the number of transactions processed by Licensee on behalf of customers); and (3) all information disclosed to Nestor that is contained in royalty reports required to be delivered under this Agreement, and information received by Nestor and its agents in connection with an audit under Paragraph II.D;

          2.  if  disclosed  by Nestor to Licensee,  all  Nestor
               Software in source code form;

          3. if disclosed by either Party to the other and not previously listed in this sentence, all other data, software, programs and information of any kind which if in writing, is clearly marked as confidential and proprietary material belonging to the Disclosing Party or if not in writing, is summarized or described, as the case may be, and identified as confidential and proprietary in a memorandum prepared by the Disclosing Party and delivered to and received by the Receiving Party within ten (10) days following the disclosure in question; and

          4.  the   terms   and  conditions  of  this  Agreement
               (including pricing).


     C. The Receiving Party agrees that it shall hold in strict confidence and not use or reproduce (except as expressly permitted by or contemplated by this Agreement) or disclose any Disclosing Party Confidential Information. The Receiving Party further agrees to disclose the Disclosing Party Confidential Information only to those of its employees or contractors who have a need to know same as contemplated by the purposes of this Agreement and then only if such employees and contractors have previously executed and delivered to the Receiving Party confidentiality agreements substantially of the same force and effect as this Paragraph V. The Receiving Party also agrees, acknowledges and covenants that, if the Disclosing Party delivers to it the Disclosing Party Confidential Information described in subparagraphs V.B.1. and 2., the Receiving Party will take all steps necessary to prevent the unauthorized use or disclosure of such material, including but not limited to, maintaining it under lock and key when not in use.


     D. The provisions of this Paragraph V shall not apply to any Disclosing Party Confidential Information which : (i) is already in the public domain at the time of disclosure; or
(ii) after disclosure becomes a part of the public domain by publication through action other than by the Receiving Party in violation of this Agreement or any other confidentiality agreement between the Parties (a "Confidentiality Agreement"); or
(iii) is received by the Receiving Party after the time of disclosure from a third-party who did not require such information to be held in confidence and who did not acquire, directly or indirectly through one or more intermediaries, such information from the Disclosing Party under any obligation of confidence or (iv) is agreed to by the Disclosing Party in writing in advance of such publication, reproduction or use.

     E. The Receiving Party shall not be liable to the Disclosing Party for disclosure of any Disclosing Party Confidential Information if such disclosure is made pursuant to a governmental or judicial mandate, provided that the Receiving Party shall have given the Disclosing Party notice of such mandate prior to the submission of said Disclosing Party Confidential Information and, provided further, that the Receiving Party shall have taken no action to prevent or interfere with efforts the Disclosing Party may take to intervene in any such proceeding or to otherwise prevent such disclosure.

     F. The Receiving Party agrees to fully cooperate with the Disclosing Party, at no cost to the Disclosing Party (except for reasonable out-of-pocket expenses in cases not involving a breach of this Agreement attributable to the Receiving Party) in any action or proceeding whereby the Disclosing Party seeks to prevent or restrain any unauthorized use of the Disclosing Party Confidential Information or to seek damages therefor.

     G. The provisions of this Agreement shall not limit any rights which either party may have under any Confidentiality
Agreement, whether in force before or after this Agreement.

     H.   All  right, title and interest in and  to  the  Nestor
Software and other material delivered to Licensee pursuant to this Agreement (whether or not developed or customized for Licensee) shall remain with Nestor and Licensee obtains only the right to use it granted by the License. Licensee (or its customers) retain sole ownership of the data and other information disclosed to Nestor by Licensee (which had been supplied to Licensee by its customers) ("Customer Data"). Nestor will return to Licensee all copies of the Customer Data at Licensee's request, and Nestor will not retain any copies (whether in electronic form or otherwise). Nestor agrees that it will not use (or permit the use of) any of the Customer Data for any purpose other than fulfillment of Nestor's obligations to Licensee under this Agreement. In particular, Nestor agrees that it will not use (or permit the use of) the Customer Data to build or customize a data model for Nestor's own use or for any third party, nor will Nestor use or make available to any third party the custom data models furnished to Licensee which reflect or incorporate the Customer Data. The preceding sentence is not intended to limit Nestor's right to use Nestor's "standard" data models which do not reflect or incorporate the Customer Data.

     I. All of the provisions of this Paragraph V shall survive any termination or expiration of this Agreement.

VI.     Term and Termination.

     A. The term of this Agreement shall commence on the Effective Date and shall continue for a period of five (5) years unless earlier terminated in accordance with this Agreement. Thereafter, this Agreement shall continue for successive two (2) year periods, unless either party provides at least three hundred and sixty (360) days advance written notice of termination to the other prior to the end of the initial term or any renewal term.

     B. This Agreement shall immediately terminate if Licensee liquidates, dissolves, shall be adjudicated insolvent, files or has filed against it a petition in bankruptcy or for reorganization (but in the case of any involuntary filing, only thirty (30) days after Licensee has had an opportunity to contest such filing), takes advantage of any insolvency act or proceeding, including an assignment for the benefit of creditors, or commits any other act of bankruptcy.

     C. Either party shall have the right at any time, upon thirty (30) days advance written notice and opportunity to cure, to terminate this Agreement and the License, or at its option, to suspend its performance hereunder, if such other party has breached this Agreement or has failed to or is unwilling or unable to comply with its obligations under this Agreement.

     D. Termination of this Agreement and the License shall not release either party from any of its obligations or liabilities accrued or incurred under this Agreement, or rescind or give rise to any right to rescind any payment made or other consideration given hereunder. Termination of this Agreement shall automatically terminate all Addenda. Upon termination of this Agreement and the License, Licensee shall cease all activities under the License and shall (i) (at Nestor's election) immediately deliver to Nestor or irretrievably destroy, or cause to be so delivered or destroyed, any and all copies of the Nestor Software in whatever form and any written or other materials relating to the Nestor Software in Licensee's possession, custody or control and (ii) within thirty (30) days deliver to Nestor a certification thereof.

VII.   Miscellaneous.

     A. Neither this Agreement, the License or other interest hereunder shall be assignable by either party without prior written consent of the non-assigning party. Notwithstanding the foregoing either party may assign its rights and obligations hereunder to any acquiror of all or substantially all of the assets of such party. Subject to the foregoing, this Agreement shall be for the benefit of and be binding upon the Parties' successors.

     B. The headings and captions used in this Agreement are for convenience only and are not to be used in the interpretation of this Agreement.

     C. The failure of either Party to require performance of any provision of this Agreement shall not affect the right to subsequently require the performance of such or any other provision of this Agreement. The waiver of either Party of a breach of any provision shall not be taken or held to be a waiver of any subsequent breach of that provision or any subsequent breach of any other provision of this Agreement.

     D. The Parties are independent contractors and engage in the operation of their own respective businesses. Neither Party is the agent or employee of the other Party for any purpose whatsoever. Nothing in this Agreement shall be construed to establish a relationship of co-partners or joint venturers between the two Parties. Neither Party has the authority to enter into any contracts or assume any obligations for the other Party or to make any warranties or representations on behalf of the other Party.

     E. If any provision of this Agreement is, or is determined to be, invalid, illegal or unenforceable, all remaining provisions of this Agreement shall nevertheless remain in full force and effect, and no provision of this Agreement shall be deemed to be dependent upon any provision so determined to be invalid, illegal or unenforceable unless otherwise expressly provided for herein. Should any provision of this Agreement be found or held to be invalid, illegal or unenforceable, in whole or in part, such provision shall be deemed amended to render it enforceable in accordance with the spirit and intent of this Agreement.

     F. This Agreement has been entered into, delivered and is to be governed by, construed, interpreted and enforced in accordance with the laws of the State of New York (without giving reference to choice-of-law provisions) from time to time in effect. The Parties agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply to any of the transactions which are contemplated by this Agreement.

     G. If a dispute, controversy or claim arises between the Parties in connection with, concerning or related to this Agreement, any Addendum hereto, the License, the Nestor Software, the Nestor Technology or Licensee's use thereof, such dispute, controversy or claim shall be determined and settled in New York, New York administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules. The arbitration hearing shall be held in New York, New York unless Licensee and Nestor mutually agree to another location. The arbitration shall be heard by a panel of three neutral arbitrators, each of whom shall be experienced in the resolution of disputes, controversies or claims relating to data processing services, at least one of whom shall be an attorney. Any award rendered shall be final and conclusive upon the Parties and any judgment thereon may be enforced in any court having jurisdiction, unless otherwise provided by New York law. Discovery limited to reasonable production of documents pursuant to the rules then in effect under the Federal Rules of Civil Procedure (without reference to the local rules of any court) shall be permitted. The fact that arbitration has commenced shall not impair the exercise of any termination rights in accordance with the provisions of this Agreement. The Parties hereby consent (a) to the non-exclusive jurisdiction of the courts of the State of New York or to any Federal Court located within the State of New York for any action (i) to compel arbitration, (ii) to enforce the award of the arbitrators or
(iii) at any time prior to the qualification and appointment of the arbitrators, for temporary, interim or provisional equitable remedies and (b) to service of process in any such action by registered mail, return receipt requested, or by any other means provided by law.

     H. This Agreement contains the entire and exclusive agreement of the Parties with respect to its subject matter. This Agreement supersedes any agreements and understandings, whether written or oral, entered into by the Parties prior to its effective date and relating to its subject matter, including the Confidentiality Agreement, dated September 9, 1996, between Nestor and Licensee and the Confidentiality Agreement, dated September 13, 1996, between Nestor and Licensee. No modification or amendment of this Agreement shall be effective unless it is stated in writing, specifically refers hereto and is executed on behalf of each Party. The term "Agreement" shall include all duly and validly executed Addenda to this Agreement.

     I. Neither Party hereto shall be liable to the other for failure or delay in meeting any obligations hereunder as the result or strikes, lockouts, war, Acts of God, fire, flood or acts of government, if beyond the control of such Party.

     J. Any notices required or permitted to be sent hereunder shall be deemed given and in effect as of the date of mailing, when served personally, by overnight courier, or by certified mail, return receipt requested; to the addresses stated below:


          To Nestor:     Nestor, Inc.
                         One Richmond Square
                         Providence, RI  02906
                         Attention:  President


          To Licensee:   Total System Services, Inc.
                         1200 6th Avenue
                         Columbus, GA  31901
                         Attention:  President

     IN WITNESS WHEREOF, the Parties hereto have set their hands and seals by their duly authorized representatives as of the day and year first above written.


LICENSEE                        NESTOR, INC.


By: /s/Andrew W. Marks          By: /s/Nigel P. Hebborn
Group Vice President            Chief Financial Officer

[SEAL]                             [SEAL]






                       ADDENDUM NUMBER 1
                      TO LICENSE AGREEMENT
                  DATED MARCH 28, 1997 BETWEEN
           NESTOR INC. AND TOTAL SYSTEM SERVICES, INC.


The following is a description of the deliverables as set forth in Paragraph I.A. of the Agreement.

     [SEEKING CONFIDENTIAL TREATMENT]



The Date of this Addendum is: March 28, 1997.

LICENSEE                        NESTOR, INC.


By: /s/Andrew W. Marks          By: /s/Nigel P. Hebborn
Group Vice President            Chief Financial Office







             ADDENDUM NUMBER 2 TO LICENSE AGREEMENT
                  DATED MARCH 28, 1997 BETWEEN
           NESTOR INC. AND TOTAL SYSTEM SERVICES, INC.


           [SEEKING CONFIDENTIAL TREATMENT]


The Date of this Addendum is: March 28, 1997.



LICENSEE                        NESTOR, INC.


By: /s/Andrew W. Marks          By: /s/Nigel P. Hebborn
Group Vice President            Chief Financial Officer